SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2009

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2009 (the “Closing Date”), H. J. Heinz Company (the “Company”) and H. J. Heinz Finance Company (“Heinz Finance”) entered into two credit agreements that were oversubscribed and upsized to provide for a total revolving credit amount of $1.8 billion.  The Company and Heinz Finance each entered into a Three-Year Credit Agreement and a 364-Day Credit Agreement with JPMorgan Chase Bank, N. A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC as joint lead arrangers and joint bookrunners, Bank of America, N.A. as syndication agent, BNP Paribas, HSBC Bank USA N.A., Intesa Sanpaulo S.P.A., PNC Bank, National Association, Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and UBS Loan Finance LLC, as documentation agents, and the other banks listed on the signature pages to each agreement (each, an “Agreement” and together, the “Agreements”).  The Three-Year Agreement provides for a revolving credit line of $1.2 billion and will terminate on April 29, 2012.  The 364-Day Agreement provides for a revolving credit line of $600 million and will terminate on April 29, 2010.  These Agreements will be used for general corporate purposes and to support the Company’s commercial paper borrowings.

Under both Agreements, the Company is required to maintain a certain leverage ratio as set forth in each Agreement.  Borrowings under both Agreements that are based on Eurodollar rates are generally based on an applicable LIBOR rate plus the “credit default rate spread”. The “credit default rate spread” is the credit default swap mid-rate spread applicable to the Company’s senior debt with a term commencing on the applicable date of determination of the interest rate and ending on April 29, 2012 for the Three-Year Agreement, and the credit default swap mid-rate spread applicable to the Company’s senior debt with a one-year maturity for the 364-Day Credit Agreement, provided that the “credit default rate spread” shall have a floor ranging from 1.5% to 3.0% and a ceiling ranging from 3.0% to 5.0%, depending on the rating of the Company’s senior, unsecured long-term debt.  Under both Agreements, the banks will receive commitment fees that vary between 0.25% and 0.75%.

The lenders and the agents (and their respective subsidiaries or affiliates) under the Agreements have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to the Company, its subsidiaries or affiliates.  These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing is a summary of the material terms and conditions of the Three-Year Agreement and the 364-Day Agreement and not a complete discussion of the Agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreements attached to this Current Report as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 29, 2009, Company terminated its existing $2 billion credit agreement that was due to expire on August 4, 2009.  The terminated credit agreement was the Amended and Restated Five-Year Credit Agreement dated as of September 6, 2001 and amended and restated as of August 4, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit Number (Referenced to Item 601 of Regulation S-K)	Description of Exhibit
10.1	Three-Year Credit Agreement dated April 29, 2009 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent
10.2	364-Day Credit Agreement dated April 29, 2009 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

		By	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack
Executive Vice President and
Chief Financial Officer

Dated:	April 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Three-Year Credit Agreement dated April 29, 2009 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent
10.2	364-Day Credit Agreement dated April 29, 2009 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent

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